UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): March 20, 2014

STW RESOURCES HOLDING CORP.
(Exact name of registrant as specified in its charter)

Nevada	000-52654	20-3678799
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(IRS Employer Identification No.)

3434 South County Road 1192 Midland, Texas 79706	79706
Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (432) 686-7777

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[  ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a -12)

[  ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d -2(b))

[  ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e -4(c))

Section 1 – Registrant's Business and Operations
Item 1.01. Entry into a Material Definitive Agreement

Financing Arrangements

Line of Credit

On March 19, 2014, we entered into a Line of Credit Agreement (the "Credit Agreement") with Black Pearl Energy, LLC ("Black Pearl"), an entity controlled by Stan Weiner and Lee Maddox, the Company’s Chief Executive Officer and Chief Operating Officer, respectively, and one of our directors: Grant Seabolt.  Pursuant to the Credit Agreement, Black Pearl issued us a $2,000,000 line of credit, approximately $1,010,000 of which has already been advanced to us; the credit was issued in the form of a promissory note (the "Note").  We must pay back all advanced funds on or before August 1, 2014, although such date will be extended to September 30, 2014 if we do not receive gross proceeds of no less than $6,000,000 resulting from either or both of: (a) the consummation of one or more private placements of debt or equity securities, not including the funds received pursuant to the Credit Agreement; or (b) the filing of a registration statement on Form S-1 with the Securities and Exchange Commission (“SEC”) for an initial public offering of our securities.  Interest accrues at 11% per annum.  To further induce Black Pearl to issue us the line of credit, we agreed to issue them 1,000,000 restricted shares of our common stock (after which, Black Pearl will own 1,500,000 (1%) of our common stock) and a $25,000 transaction fee to be paid on the final closing date of the credit line.

Upon an event of default, which includes nonpayment of any funds owed or bankruptcy, Black Pearl may cease making further advances to us until such default is cured; if the default is not cured, all of Black Pearl's obligations under the Agreement and the Note shall cease and terminate, and Black Pearl may: (i) declare the outstanding principal evidenced by the Note immediately due and payable; (ii) exercise any remedy provided for in the Credit Agreement; or (iii) (iv) exercise any other right or remedy available to it pursuant to the Credit Agreement or Note, or as provided at law or in equity.  Interest on the advanced funds shall increase to 18% until the default is cured.

Factoring Agreement

On January 13, 2014, we entered into an accounts receivable factoring facility (the “Factoring Facility”) with Crown Financial, LLC ("Crown"), pursuant to an Account Purchase Agreement (the “Factoring Agreement”).  The Factoring Agreement is secured through a Security Agreement between the Company, two of our subsidiaries: STW Pipeline Maintenance & Construction, LLC and STW Oilfied Construction, LLC (collectively, the "Subsidiaries") and Crown,  by all of the instruments, accounts, contracts and rights to the payment of money, all general intangibles and all equipment of the Company and the Subsidiaries.  The Factoring Facility includes a loan in the amount of $4,000,000.  Our Chief Operating Officer, Lee Maddox also personally guaranteed our full and prompt performance of all of our obligations, representations, warranties and covenants under the Factoring Agreement, pursuant to a Guaranty Agreement for and in consideration of Crown issuing us the Factoring Facility.

The Factoring Facility shall continue until terminated by either party upon 30 days written notice.  Under the terms of the Factoring Agreement, Crown may, at its sole discretion, purchase certain of the Company’s eligible accounts receivable. Upon any acquisition of an account receivable, Crown will advance to the Company up to 80% of the face amount of the account receivable (the "Purchase Price"); although Crown maintains the right to propose a change in that rate, which we can accept in writing, orally or by accepting funding based on such changed rate.  Additionally, based upon when each invoice gets paid, Crown shall pay us a rebate percentage of between 0-18% of the related invoice.  Crown will generally have full recourse against us in the event of nonpayment of any such purchased account.  Crown has the discretion to also accept a substitute invoice from us for uncollected invoices; if such substitute invoice is not accepted, we will be obligated to pay Crown the Purchase Price of such uncollected invoice plus interest at the maximum lawful interest rate per annum, minus any payments made on the invoice.

The Factoring Agreement contains covenants that are customary for agreements of this type and appoints Crown as attorney in fact for various activities associated with the purchased accounts receivable, including opening our mail, endorsing its name on related notes and payments, and filing liens against related third parties. The failure to satisfy covenants under the Factoring Agreement or the occurrence of other specified events that constitute an event of default could result in the acceleration of our repayment obligations or Crown enforcing its rights under the Security Agreement and taking possession of the collateral. The Factoring Agreement contains provisions relating to events of default that are customary for agreements of this type.

Section 3 - Securities and Trading Markets
Item 3.02. Unregistered Sales of Equity Securities

To the extent required by Item 3.02 of Form 8-K, the information set forth in Item 1.01 of this Current Report on Form 8-K is incorporated by reference herein.

As part of the Company's efforts to free up critical capital necessary to carry out its business plans and increase shareholder value, the Company has been working hard to consolidate its debt and stream line its capitalization.  To that end, the Company has received consent from certain of its outstanding note holders to receive accrued interest in shares of the Company's common stock (the "PIK Shares"), rather than in cash as required by related note agreement.  Upon consent, the PIK Shares are being issued at the rate of $0.08 per share.  As of the date of this Report, we have already issued a total of 386,250 PIK Shares to those note holders who have consented to receiving same; we continue to reach out to any remaining note holders to also receive accrued interest in shares of the Company's common stock.

Additionally, as of the date of this Report, we have paid down approximately $100,000 in other convertible debt; converted approximately $376,000 in debt; and, paid down our accounts payable by almost $100,000.

The information contained in this Current Report on Form 8-K is not an offer to sell or the solicitation of an offer to buy the Company's common stock or any other securities of the company, but merely included to disclose the terms of the transaction mentioned herein.

Section 9 - Financial Statements and Exhibits
Item 9.01  Exhibits

Exhibit No.	Description
10.1	Form of Account Purchase Agreement between the Company and Crown Financial, LLC
10.2	Form of Security Agreement between the Company, STW Pipeline Maintenance & Construction, LLC, STW Oilfield Construction, LLC and Crown Financial, LLC
10.3	Form of Guaranty Agreement
10.5	Form of Line of Credit Agreement between the Company and Black Pearl Energy, LLC
10.6	Form of Note

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: March 21, 2014	STW Resources Holding Corp.

	By:	/s/ Stanley Weiner
Stanley Weiner, CEO